  EXHIBIT 2.1

Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Jun 5 2018 2:12PM Original ID: 2018-000806547

Limited Liability Company

Articles of Organization

I. The name of the limited liability company is:

Dropshippers.com LLC

II. The name and physical address of the registered agent of the limited liability company is:

Wyoming Blockchain Services, LLC

205 W Main St

Newcastle, WY 82701

III. The mailing address of the limited liability company is:

205 West Main

Newcastle, WY 82701

IV. The principal office address of the limited liability company is:

205 West Main

Newcastle, WY 82701

V. The organizer of the limited liability company is:

Wyoming Blockchain Services LLC

205 West Main, Newcastle WY 82701

VI. Notice of Limitations of Liability

Notice pursuant to W.S. 17-29-211 (c ) (iii) is hereby given of the establishment of or provision for the establishment of one or more designated series of members, managers, transferable interests or assets and limitations relative to the debts, obligations or other liabilities of a particular series or the Limited Liability Company, the members or managers of a particular series or the Limited Liability Company generally, whether arising in contract, tort or otherwise.

Signature:	Richard C Slater	Date: 06/05/2018

Print Name:	Richard C Slater

Title:	Organizer

Email:	rich@blockchainllc.io

Daytime Phone #:	(307) 630-7051

Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑	I acknowledge having read W.S. 6-5-308.

Filer is:	☑ An Individual	☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature:	Richard C Slater	Date: 06/05/2018

Print Name:	Richard C Slater

Title:	Organizer

Email:	rich@blockchainllc.io

Daytime Phone #:	(307) 630-7051

Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311

Consent to Appointment by Registered Agent

Wyoming Blockchain Services, LLC, whose registered office is located at 205 W Main St, Newcastle, WY 82701, voluntarily consented to serve as the registered agent for Dropshippers.com LLC and has certified they are in compliance with the requirements of W.S. 17- 28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Richard C Slater	Date: 06/05/2018

Print Name:	Richard C Slater

Title:	Organizer

Email:	rich@blockchainllc.io

Daytime Phone #:	(307) 630-7051

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF ORGANIZATION

Dropshippers.com LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 5th day of June, 2018 at 2:12 PM.

Remainder intentionally left blank.

Secretary of State Filed Online By: Richard C Slater on 06/05/2018
Filed Date: 06/05/2018